                                                                    EXHIBIT 99.1


[O'CHARLEY'S INC. LOGO]
NEWS RELEASE


CONTACT: Lawrence E. Hyatt
         Chief Financial Officer
         (615) 782-8818

       O'CHARLEY'S INC. REPORTS RESULTS FOR FIRST FISCAL QUARTER OF 2005

NASHVILLE, Tenn. (May 11, 2005) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 16-week period ended April 17, 2005. The Company also provided earnings guidance for the second quarter of 2005 and for the full year.

FINANCIAL AND OPERATING HIGHLIGHTS

     - First quarter revenue rose 8.5% to $290.5 million from $267.7 million in last year's first quarter. Same store sales for the first quarter increased 1.4% at O'Charley's Restaurants, 0.2% at Ninety Nine Restaurant and Pub, and 4.1% at Stoney River Legendary Steaks.

     - Income from operations in the quarter was $19.2 million, or 6.6% of sales, compared with $15.4 million, or 5.7% of sales, in the first quarter of last year. Cost of food and beverage, payroll and benefits costs, and restaurant operating costs were all lower as a percentage of sales than in the first quarter of last year. As previously announced, results for the first quarter of fiscal 2004 were restated.

     - The Company reported first quarter net income of $10.1 million, or $0.44 per diluted share, compared with net income of $7.6 million, or $0.33 per diluted share, for the same period in 2004, representing an increase in earnings per diluted share of 33.3%.

     - The effective tax rate applied to pretax earnings was 29.0% in the first quarter, compared with a tax rate of 33.5% in the first quarter of 2004. The effective tax rate declined from the first quarter of 2004 due to higher FICA tip credits, the recognition of WOTC tax credits, and a lower estimated state income tax rate.

         Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "We are pleased with the sales and operating performance of the Company in the first quarter, particularly in light of the severe winter weather experienced in many of our markets and the impact of higher gasoline prices on consumer spending. Along with customer counts we have also focused on improving operating margins. While we have more work ahead of us to return our margins to acceptable levels, the improvement in the first quarter shows that our efforts continue to produce positive results."

O'Charley's Restaurants

         Revenues for O'Charley's increased 7.0% to $196.1 million for the first quarter, reflecting the net addition of 12 new company-operated stores since the first quarter of 2004. The same store sales increase of 1.4% was comprised of a 1.1% increase in customer counts and a 0.3% increase in average


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            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500
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CHUX Reports Results for First Quarter of 2005
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May 11, 2005


check to $11.63. Four new company-operated O'Charley's restaurants opened during the first quarter and one restaurant was closed, bringing the total number of company-operated O'Charley's restaurants to 224 at the end of the quarter. The Company expects to open between 13 and 15 new company-operated O'Charley's restaurants in 2005.

         Commenting on results for the O'Charley's concept, Mr. Burns stated, "Maintaining the positive trends in customer counts and continuing the operating margin gains from the fourth quarter were our primary first quarter goals at O'Charley's. We are pleased with the performance of O'Charley's in each of these areas. We continue to make progress in improving guest satisfaction scores and reducing employee turnover as well as leveraging these trends to achieve continued improvement in margins. We recently announced that, as part of our strategic plan, Steve Hislop has returned to focus on the day-to-day operations of the O'Charley's concept. Steve's direct leadership as O'Charley's Concept President will position O'Charley's for new growth opportunities in 2005 and beyond."

O'Charley's Franchising and Joint Venture Efforts

         The O'Charley's franchising and joint venture program continued to show momentum in the first quarter. Meritage Hospitality Group opened its second franchised O'Charley's restaurant in Livonia, Michigan, in February 2005. The Company signed an exclusive multi-unit franchise development agreement with Four Star Restaurant Group, LLC to develop and operate a total of 10 new O'Charley's restaurants in the states of Iowa and Nebraska, and in the Topeka, Kansas, and Sioux Falls, South Dakota, markets. The Company expects its franchisees and joint venture partners to open 4 or 5 new O'Charley's restaurants in 2005.

Ninety Nine Restaurant & Pub Restaurants

         Revenues for Ninety Nine increased 13.5% to $84.6 million in the first quarter, reflecting the addition of 12 new stores since the first quarter of 2004. The same store sales increase of 0.2% in the quarter was comprised of a 1.2% decrease in customer counts offset by a 1.3% increase in average check to $13.71. Two new Ninety Nine restaurants opened during the first quarter bringing the total number of Ninety Nine restaurants to 101 at the end of the quarter. The Company expects to open 13 to 15 new Ninety Nine restaurants in 2005, including one location in suburban Philadelphia, Ninety Nine's newest market.

         Mr. Burns stated, "The winter weather in New England during the first quarter was more severe than it was in 2004, resulting in a negative impact on same store sales at Ninety Nine for the quarter. We started to see positive customer count trends in April, and the continuation of that trend will be a primary focus for us in 2005, as we expect to hold the line on menu price increases. The development of the new distribution facility in Bellingham, Massachusetts, is on schedule, and we expect to open it in the second half of the year."

Stoney River Legendary Steaks Restaurants

         First quarter sales for Stoney River Legendary Steaks increased 4.1% to $7.5 million with all six restaurants in operation included in the same store sales base for the quarter. Average check during the quarter was $40.59. The Company intends to open two new Stoney River restaurants in 2005, with the openings expected to occur in the second half of the year. The new Stoney River restaurants will be the first additions to the concept since 2002. The Company expects that the restarting of Stoney River restaurant development will require preopening, training, and other expenses of approximately $1.0 million in fiscal 2005.

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CHUX Reports Results for First Quarter of 2005
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May 11, 2005

         Mr. Burns added, "The strong recent performance of Stoney River continued into the first quarter of 2005, further validating our decision to grow this concept in a meaningful way in 2005 and beyond. We believe that Stoney River has established strong customer appeal and attractive economics. Over time, we expect it to become a more significant part of the Company."

OUTLOOK FOR SECOND QUARTER AND FULL YEAR

          The Company stated that it expects to report net earnings per diluted share of between $0.19 and $0.23 for the twelve weeks ending July 10, 2005, and net earnings per diluted share of between $1.10 and $1.16 for the full fiscal year ending December 25, 2005. For the second quarter and the full year, anticipated improvements in food cost margin are expected to be offset by higher employee benefit costs, restaurant operating costs, and preopening costs. These projected results are based upon anticipated comparable restaurant sales increases of between 0% to 2% for both the O'Charley's and the Ninety Nine concepts during the second quarter and the full year; interest expense for fiscal 2005 of between $15 million and $16 million, compared with interest expense of $13.5 million in 2004; and an effective tax rate for 2005 of 29.0%.

          The Company's guidance for the 2005 fiscal year includes estimated expenses relating to restricted stock plans of between $0.05 and $0.07 per diluted share. Restricted stock expense for the first quarter of 2005 was less than $0.01 per diluted share, which includes the reversal of previously accrued amounts. The first quarter and estimated full year expenses represent a reduction from previously disclosed estimates and reflect the impact of the Company's estimated future performance on the ultimate vesting rate of the Company's performance-based restricted stock. The Company's guidance does not reflect any impact from expensing stock options in fiscal 2005. The Company expects to begin expensing stock options in its 2006 fiscal year.

         Mr. Burns concluded, "While we are pleased with our performance in the first quarter of 2005, we believe that higher gasoline prices began to take their toll on consumer spending during this period. Like many others, we are taking a more cautious outlook for the balance of the year because of our concern that higher gasoline prices and rising interest rates are likely to create uncertainty in consumer spending patterns and may negatively impact customer spending in our restaurants. Longer term, we remain confident in the strength of our concepts and the ability to continue to move customer counts at O'Charley's and Ninety Nine in the right direction. Our ultimate goal is to make O'Charley's Inc. the best company for our co-workers, customers and shareholders, and we are very focused on establishing our strategic plan to achieve that goal."

INVESTOR CONFERENCE CALL AND WEB SIMULCAST

         O'Charley's Inc. will conduct a conference call on its first quarter earnings release on May 11, 2005, at 11:00 a.m. EDT. The number to call for this interactive teleconference is (913) 981-5571. A replay of the conference call will be available through May 18, 2005, by dialing (719) 457-0820 and entering the confirmation number, 4377761.

         The live broadcast of O'Charley's conference call will be available online at the Company's website, www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com on May 11, 2005, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue until May 25, 2005.

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CHUX Reports Results for First Quarter of 2005
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May 11, 2005

ABOUT O'CHARLEY'S INC.

         O'Charley's Inc. operates 224 company-owned O'Charley's restaurants in 16 states in the Southeast and Midwest, and has three franchised O'Charley's restaurants in Michigan and one joint venture O'Charley's restaurant in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub restaurants in 101 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD LOOKING STATEMENT

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company's first fiscal quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to increase operating margins and sustain increases in same store sales at its restaurants; the effect that increases in food, labor and other expenses have on our results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the impact on our results of operations of restarting development of our StoneyRiver concept, and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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CHUX Reports Results for First Quarter of 2005
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May 11, 2005


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
              SIXTEEN WEEKS ENDED APRIL 17, 2005 AND APRIL 18, 2004

                                                          2005                         2004
                                                 ------------------------    ------------------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                           $  288,177          99.2%   $  265,005          99.0%
      Commissary sales                                2,208           0.8%        2,738           1.0%
      Franchise revenue                                 106           0.0%            0           0.0%
                                                 ------------------------    ------------------------
                                                    290,491         100.0%      267,743         100.0%
Costs and Expenses:
      Cost of restaurant sales:
        Cost of food and beverage                    85,584          29.7%       79,641          30.1%
        Payroll and benefits                         97,337          33.8%       90,588          34.2%
        Restaurant operating costs                   51,187          17.8%       47,169          17.8%
      Cost of commissary sales                        1,913           0.7%        2,581           1.0%
      Advertising expenses                            8,011           2.8%        8,140           3.0%
      General and administrative expenses            12,666           4.4%       10,812           4.0%
      Depreciation and amortization                  13,219           4.6%       11,575           4.3%
      Pre-opening costs                               1,385           0.5%        1,882           0.7%
                                                 ----------                  ----------
                                                    271,302          93.4%      252,388          94.3%
                                                 ------------------------    ------------------------

Income from Operations                               19,189           6.6%       15,355           5.7%

Other (Income) Expense:
      Interest expense, net                           4,548           1.6%        3,964           1.5%
      Other, net                                        396           0.1%           31           0.0%
                                                 ------------------------    ------------------------
                                                      4,944           1.7%        3,995           1.5%
                                                 ------------------------    ------------------------

Earnings Before Income Taxes                         14,245           4.9%       11,360           4.2%
Income Taxes                                          4,131           1.4%        3,806           1.4%
                                                 ------------------------    ------------------------
Net Earnings                                     $   10,114           3.5%   $    7,554           2.8%
                                                 ========================    ========================
Basic Earnings per Share:
      Earnings per Common Share                  $     0.45                  $     0.34
                                                 ==========                  ==========
      Weighted Average Common
        Shares Outstanding                           22,687                      22,167
                                                 ==========                  ==========
Diluted Earnings per Share:
      Earnings per Common Share                  $     0.44                  $     0.33
                                                 ==========                  ==========
      Weighted Average Common
        Shares Outstanding                           23,067                      22,577
                                                 ==========                  ==========

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CHUX Reports Results for First Quarter of 2005
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May 11, 2005


                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                     AT APRIL 17, 2005 AND DECEMBER 26, 2004

                                                            2005          2004
                                                          --------      --------
                                                              (IN THOUSANDS)
Cash                                                      $  4,888      $ 10,772
Other current assets                                        64,377        53,626
Property and equipment, net                                457,738       451,808
Goodwill and other intangible assets                       118,995       118,995
Other assets                                                19,966        22,310
                                                          --------      --------
      Total assets                                        $665,964      $657,511
                                                          ========      ========

Current portion of long-term debt and capital leases      $ 11,434      $ 12,670
Other current liabilities                                   87,604        82,714
Deferred income taxes                                        9,068         7,884
Long-term debt, net of current portion                     139,118       146,125
Capitalized lease obligations                               29,731        32,344
Other liabilities                                           43,450        45,034
Shareholders' equity                                       345,559       330,740
                                                          --------      --------
      Total liabilities and shareholders' equity          $665,964      $657,511
                                                          ========      ========




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